UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 15, 2006


                              ATC HEALTHCARE, INC.
                              --------------------
             (Exact name of registrant as specified in its charter)


           Delaware                     0-11380                  11-2650500
--------------------------------     -------------           -------------------
(State or other jurisdiction of       (Commission             (I.R.S. Employer
 incorporation or organization)       file number)           Identification No.)


1983 Marcus Avenue, Lake Success, New York                          11042
------------------------------------------                          -----
 (Address of principal executive offices)                         (Zip Code)

                                 (516) 750-1600
                                ----------------
              (Registrant's telephone number, including area code)

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Item 1.01. Entry into a Material Definitive Agreement.

     On July 15, 2006, ATC Healthcare, Inc. (the "Company") entered into an Employment Agreement with Daniel M. Pess under which he will serve as our new Senior Vice President, Chief Financial Officer, and Treasurer. The terms of that Agreement are summarized below under Item 5.02.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On July 15, 2006, Andrew Reiben, Senior Vice President and Chief Financial Officer of the Company, resigned from his positions with us effective at the end of the day.

     On July 15, 2006, the Company appointed Daniel M. Pess as our new Senior Vice President, Chief Financial Officer, and Treasurer, effective as of August 9, 2006. Mr. Pess, who is 53, has been employed as follows over the last ten years: from 2005 through the present, Senior Vice President and Chief Financial Officer of USADATA, Inc., New York, New York (privacy-compliant sales leads); from 2002 to 2005, Senior Vice President and Chief Financial Officer of White Amber, Inc., Lake Success, New York (human capital management services); from 1994 to 2002, Executive Vice President and Chief Financial Officer of QueryObject Systems Corporation, Roslyn Heights, New York (software technology); and from 1991 to 1994, Chief Accounting Officer and Controller of Uniforce Staffing Services, Inc., New Hyde Park, New York (temporary staffing services).

     The important terms of the Company's Employment Agreement with Mr. Pess are:

     o Three year term, until August 8, 2009, unless earlier terminated in writing by either party.

     o Base salary of $227,200 during the first year, $239,700 during the second year, and $252,200 during the third year.

     o Mr. Pess is entitled to participate in any bonus program which we generally make available to our senior executive officers, our employees stock purchase plan, and our stock option plan.

     o If Mr. Pess is involuntarily terminated by us other than for cause or as a result of his disability or death, he would be entitled to receive an amount equal to one year of his base salary, reduced by any compensation received from other employment during that year.

     o If, within 18 months after a "change of control", Mr. Pess terminates his employment or is terminated by us, he would be entitled to receive an amount equal to one year of his base salary.


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


     o Mr. Pess will receive, as of August 9, 2006, stock options to purchase 400,000 shares of our Class A Common Stock at the closing price of that stock on the American Stock Exchange on August 8, 2006. The options will vest over three years.

     o    Noncompete for twelve months following the termination of employment.

     Other than the Employment Agreement, there have been no arrangements or understandings between Mr. Pess and any other person relating to his appointment. There have been and are no transactions since the beginning of our 2006 fiscal year, or before, and none are currently proposed, between Mr. Pess and us or any of our directors or executive officers. There is no family relationship between Mr. Pess and any of our directors or executive officers.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: July 18, 2006                                     ATC HEALTHCARE, INC.

                                                         By: /s/ David Savitsky
                                                            --------------------
                                                         David Savitsky
                                                         Chief Executive Officer


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